Exhibit 99.1

4Front Ventures Announces Accretive Acquisition of Massachusetts Based New England Cannabis Corporation

  Expected to add significant accretion to 2022 EBITDA and beyond
  More than doubles 4Front's total flower canopy in important limited-license state of Massachusetts
  Fully operational 55,000 sq. ft. cultivation facility adds scale and depth in the State
  Cash consideration fully financed following closing of US$15 million convertible note offering led by Navy Capital
  Closing is subject to approval by the Massachusetts Cannabis Control Commission ("CCC")

PHOENIX, Ariz., Oct. 7, 2021 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically-integrated, multi-state cannabis operator and retailer, today announced that it has signed definitive agreements on October 6, 2021, to acquire New England Cannabis Corporation ("NECC"), a best-in-class cannabis cultivator, with state-of-the-art facilities based in Holliston, Massachusetts (the "Transaction"). Upon closing, the Transaction is expected to be significantly accretive to the Company's EBITDA expectations for 2022 and will immediately scale 4Front's presence as a dominant wholesaler and producer in the State.

Massachusetts' competitive adult-use cannabis market is rapidly growing and 4Front has already introduced its full suite of popular brands in the State which have achieved wide-scale consumer support. The Company expects the acquisition of NECC to significantly expand 4Front's strategic position and enable broader market penetration of 4Front's diverse range of low-cost, high-quality products and brands.

As a technological leader within the industry and one of the newest independent cannabis companies in Massachusetts, NECC's fully operational 55,000 sq. ft. licensed cultivation facility strengthens 4Front's expanding footprint in this important limited-license state. The Transaction will more than double 4Front's total flower canopy in Massachusetts to over 30,000 sq. ft, with further expansion potential for up to an additional 10,000 sq. ft. of canopy, and will approximately triple 4Front's kitchen, processing and distribution space. The NECC facility will supplement the products sold through 4Front's existing "Mission" dispensaries and further strengthen the Company's presence in the Massachusetts wholesale market.

"The acquisition of New England Cannabis reinforces our core thesis of bringing scaled, low-cost production and operational depth to attractive, nascent, adult-use cannabis markets" said Leo Gontmakher, Chief Executive Officer of 4Front. "The addition of NECC's impressive operations will increase our canopy, kitchen capacity, and add to our extraction capabilities overnight, greatly bolstering our position in the Massachusetts market  to become a leading wholesaler of our full suite of products and brands. This acquisition firmly anchors our foothold in the Northeast, and NECC's state-of-the-art facility will help to drive our growth in the years ahead as we execute on our goal of achieving dominant market share in every geography we operate. I look forward to working with NECC's seasoned team and leveraging their extensive operational experience as we continue to scale."

Transaction Terms & Approvals
4Front has entered into agreements to acquire 100% interest of NECC for total consideration of US$55 million. The purchase price will be funded through the issuance to the seller of 25 million subordinate voting shares of the Company ("SVS") and US$25 million of cash. The cash portion will be funded through proceeds raised from a US$15 million convertible notes offering, led by Navy Capital, a vendor take back note and balance sheet cash.

  The convertible notes have a maturity date of 36 months following their date of issuance and bear interest at a rate of 6.0% per annum, payable annually.
  Investors can elect at any time to convert their outstanding balance into SVS at a conversion price equal to US$1.03.

Subject to receipt of regulatory approval and the satisfaction or waiver of customary closing conditions, the Transaction is expected to close in the fourth quarter of 2021.

Fort Capital Partners acted as sole financial advisor to 4Front on the Transaction. Evmarc Advisors acted as financial advisor to NECC on the Transaction.

About 4Front Ventures Corp.
4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated "Mission Dispensaries" and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit www.4frontventures.com.

Forward Looking Statements
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front's periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front, statements regarding when or if transactions will close or required conditions to closing will be attained, statements regarding future financial performance of the Company, statements regarding commencement and completion of construction of facilities and distribution of product, the availability of financing, the accretive nature of the Transaction, the ability to enter into definitive agreements for funding and acquisition opportunities, the impact of the transactions on the current and future business of 4Front and other statements regarding future developments of the business. Although 4Front has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those contained in the forward-looking statements, there can be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended, including, but not limited to: dependence on entering into definitive agreements and satisfying closing conditions, obtaining regulatory approvals; and engagement in activities currently considered illegal under U.S. federal laws; change in laws; limited operating history; reliance on management; the impact of COVID-19; requirements for additional financing; competition; hindering market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry; and regulatory or political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front disclaims any intention or obligation to update or revise such information, except as required by applicable law, and 4Front does not assume any liability for disclosure relating to any other company mentioned herein.

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SOURCE 4Front

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%CIK: 0001627883

For further information: 4Front Investor Contacts: Brian Pinkston, MATTIO Communications, brian@mattio.com, 703-926-9159; 4Front Media Contacts: Ellen Mellody, MATTIO Communications, ellen@mattio.com, 570-209-2947

CO: 4Front

CNW 08:58e 07-OCT-21